Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors
Murphy USA Inc.

We consent to incorporation by reference in the Registration Statement of Murphy USA Inc. on Form S-8 No. 333-191131 of our report dated June 22, 2023, on our audit of the financial statements of Murphy USA Inc. Savings Plan as of December 31, 2022, which report is included in this Annual Report on Form 11-K to be filed on or about June 28, 2024.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana
June 28, 2024